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                                                                    EXHIBIT 99.1

                          HAIGHTS CROSS COMMUNICATIONS
                                  PRESS RELEASE

INVESTOR CONTACT:

PAUL J. CRECCA

(914) 289-9420

pjcrecca@haightscross.com



EDITORIAL CONTACT

MICHAEL STUGRIN

(562) 498-6353                   FOR IMMEDIATE RELEASE

mstugrin@earthlink.net




         HAIGHTS CROSS COMMUNICATIONS ELECTS EUGENE I. DAVIS TO BOARD OF
                                   DIRECTORS

White Plains, NY, February 21, 2006 - Haights Cross Communications, Inc. (HCC) announced today that Eugene I. Davis has been elected to the Company's Board of Directors. This brings total board membership to five.

Davis is Chairman of Atlas Airlines World Holdings and is the Founder, Chairman and Chief Executive Officer of Pirinate Consulting Group, L.L.C., a privately-held consulting firm that specializes in strategic planning advisory services for public and private business entities.

Prior to founding Pirinate Consulting, Davis was Chairman and Chief Operating Officer of Total-Tel USA Communications, Inc. and President of Emerson Radio Corporation. He received his BA from Columbia University's Columbia College, a Masters in International Affairs from Columbia University's School of International Affairs, and a JD from Columbia University's School of Law.



ABOUT HAIGHTS CROSS COMMUNICATIONS:
Founded in 1997 and based in White Plains, NY, Haights Cross is a leading developer and publisher of products for the kindergarten through twelfth grade, or K-12, supplemental education, library, and medical education markets. Haights Cross imprints include: Sundance/Newbridge Educational Publishing (Northborough,
MA), Triumph Learning (New York, NY), Buckle Down Publishing (Iowa City, IA), Options Publishing (Merrimack, NH), Recorded Books (Prince Frederick, MD), and Oakstone Publishing (Birmingham, AL). For more information, visit www.haightscross.com.